Supplemental Operating & Financial Data First Quarter Ended March 31, 2022

Supplemental Financial and Operating Information | As of March 31, 20221 Table of Contents Financial Summary Consolidated Statements of Operations 2 Funds from Operations and Adjusted Funds from Operations 3 Consolidated Balance Sheets 4 GAAP Reconciliations to EBITDAre, GAAP NOI and Cash NOI 5 Market Capitalization, Debt Summary and Leverage Metrics 6 Net Investment Activity Investment Summary 7 Disposition Summary 8 Portfolio Summary Portfolio Highlights 9 Tenant and Industry Diversification 10 Portfolio Health 11 Leasing Summary Leasing Expiration Schedule, Leasing Activity and Statistics 12 Same-Store Analysis 13 Lease Escalations 14 Glossary 15-17

Supplemental Financial and Operating Information | As of March 31, 20222 l t l i ci l r ti I f r ti | s f rc , 2 1. Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $156 and $169 for the three months ended March 31, 2022 and 2021, respectively. 2. Includes reimbursable income from the Company’s tenants of $553 and $453 for the three months ended March 31, 2022 and 2021, respectively. 3. Includes reimbursable expenses from the Company’s tenants of $554 and $452 for the three months ended March 31, 2022 and 2021, respectively. 4. Represents fees and the write-off of deferred financing costs during the three months ended March 31, 2022 associated with the Company’s amendment to the credit and term loan facilities. Financial Summary Consolidated Statements of Operations Three Months Ended March 31, (in thousands, except share and per share data) 2022 2021 (unaudited) (unaudited) Revenues: Rental revenue1,2 $ 66,112 $ 45,432 Interest on loans and direct financing lease receivables 3,822 3,105 Other revenue, net 187 15 Total revenues 70,121 48,552 Expenses: General and administrative 8,063 6,431 Property expenses3 1,009 1,414 Depreciation and amortization 20,313 15,646 Provision for impairment of real estate 3,935 5,722 Change in provision for loan losses 60 38 Total expenses 33,380 29,251 Other operating income: Gain on dispositions of real estate, net 1,658 3,788 Income from operations 38,399 23,089 Other (expense)/income: Loss on debt extinguishment4 (2,138) — Interest expense (9,160) (7,678) Interest income 18 20 Income before income tax expense 27,119 15,431 Income tax expense 301 56 Net income 26,818 15,375 Net income attributable to non-controlling interests (119) (80) Net income attributable to stockholders and members $ 26,699 $ 15,295 Basic weighted-average shares outstanding 126,839,258 106,986,308 Basic net income per share $ 0.21 $ 0.14 Diluted weighted-average shares outstanding 127,923,499 108,055,741 Diluted net income per share $ 0.21 $ 0.14

Supplemental Financial and Operating Information | As of March 31, 20223 l t l i ci l r ti I f r ti | s f rc , 3 1. During the three months ended March 31, 2022, includes fees and the write-off of deferred financing costs associated with the Company’s amendment to the credit and term loan facilities. 2. Calculations exclude $90 and $119 from the numerator for the three months ended March 31, 2022 and 2021, respectively, related to dividends paid on unvested restricted share awards and restricted share units. Financial Summary Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) Three months ended March 31, (unaudited, in thousands except per share amounts) 2022 2021 Net income $ 26,818 $ 15,375 Depreciation and amortization of real estate 20,287 15,621 Provision for impairment of real estate 3,935 5,722 Gain on dispositions of real estate, net (1,658) (3,788) Funds from Operations 49,382 32,930 Other non-recurring expenses1 2,138 — Core Funds from Operations 51,520 32,930 Adjustments: Straight-line rental revenue, net (6,265) (3,644) Non-cash interest expense 661 479 Non-cash compensation expense 2,836 1,595 Other amortization expense 194 1,105 Other non-cash charges 56 36 Capitalized interest expense (66) (20) Adjusted Funds from Operations $ 48,936 $ 32,481 Net income per share2: Basic $ 0.21 $ 0.14 Diluted $ 0.21 $ 0.14 FFO per share2: Basic $ 0.39 $ 0.31 Diluted $ 0.39 $ 0.30 Core FFO per share2: Basic $ 0.40 $ 0.31 Diluted $ 0.40 $ 0.30 AFFO per share2: Basic $ 0.38 $ 0.30 Diluted $ 0.38 $ 0.30

Supplemental Financial and Operating Information | As of March 31, 20224 l t l i ci l r ti I f r ti | s f rc , 4 Financial Summary Consolidated Balance Sheets (in thousands, except share and per share amounts) March 31, 2022 December 31, 2021 ASSETS (unaudited) (audited) Investments: Real estate investments, at cost: Land and improvements $ 1,083,007 $ 1,004,154 Building and improvements 2,130,595 2,035,919 Lease incentive 14,049 13,950 Construction in progress 9,318 8,858 Intangible lease assets 88,137 87,959 Total real estate investments, at cost 3,325,106 3,150,840 Less: accumulated depreciation and amortization (220,711) (200,152) Total real estate investments, net 3,104,395 2,950,688 Loans and direct financing lease receivables, net 223,168 189,287 Real estate investments held for sale, net 14,488 15,434 Net investments 3,342,051 3,155,409 Cash and cash equivalents 14,255 59,758 Straight-line rent receivable, net 64,720 57,990 Derivative assets 17,582 — Rent receivables, prepaid expenses and other assets, net 27,271 25,638 Total assets $ 3,465,879 $ 3,298,795 LIABILITIES AND EQUITY Unsecured term loans, net of deferred financing costs $ 628,055 $ 626,983 Senior unsecured notes, net 394,864 394,723 Revolving credit facility 147,000 144,000 Intangible lease liabilities, net 12,507 12,693 Dividend payable 34,333 32,610 Derivative liabilities 495 11,838 Accrued liabilities and other payables 24,715 32,145 Total liabilities 1,241,969 1,254,992 Commitments and contingencies — — Stockholders' equity: Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of 3/31/22 and 12/31/21 — — Common stock, $0.01 par value; 500,000,000 authorized; 131,151,693 and 124,649,053 issued and outstanding as of 3/31/22 and 12/31/21, respectively 1,312 1,246 Additional paid-in capital 2,311,918 2,151,088 Distributions in excess of cumulative earnings (110,706) (100,982) Accumulated other comprehensive loss 13,994 (14,786) Total stockholders' equity 2,216,518 2,036,566 Non-controlling interests 7,392 7,237 Total equity 2,223,910 2,043,803 Total liabilities and equity $ 3,465,879 $ 3,298,795

Financial Summary
GAAP Reconciliations to EBITDAre, GAAP NOI, Cash NOI and Estimated Run Rate Metrics

(unaudited, in thousands)		Three Months Ended March 31, 2022
Net income	$	26,818
Depreciation and amortization		20,313
Interest expense		9,160
Interest income		(18)
Income tax expense		301
EBITDA		56,574
Provision for impairment of real estate		3,935
Gain on dispositions of real estate, net		(1,658)
EBITDAre		58,851
Adjustment for current quarter re-leasing, acquisition and disposition activity[1]		1,781
Adjustment to exclude other non-core or non-recurring activity[2]		3,003
Adjustment to exclude termination/prepayment fees and certain percentage rent[3]		—
Adjusted EBITDAre - Current Estimated Run Rate		63,635
General and administrative		8,063
Adjusted net operating income ("NOI")		71,698
Straight-line rental revenue, net[1]		(5,882)
Other amortization expense		316
Adjusted Cash NOI	$	66,132
Annualized EBITDAre	$	235,404
Annualized Adjusted EBITDAre	$	254,540
Annualized Adjusted NOI	$	286,792
Annualized Adjusted Cash NOI	$	264,528

1. These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all investments, dispositions and re-leasing activity of real estate made during the three months ended March 31, 2022 had occurred on January 1, 2022.
2. Adjustment is made to exclude non-core expenses added back to compute Core FFO, our provision for loan losses and to eliminate the impact of seasonal fluctuation in certain non-cash compensation expense recorded in the period.
3. Adjustment to exclude contingent rent (based on a percentage of the tenant's gross sales at the leased property), if any, where payment is subject to exceeding a sales threshold specified in the lease and lease termination or loan prepayment fees.

5

Supplemental Financial and Operating Information | As of March 31, 2022

ESSENTIAL PROPERTIES

Financial Summary

Market Capitalization, Debt Summary and Leverage Metrics

(dollars in thousands, except share and per share amounts)	March 31, 2022	Rate	Maturity
Unsecured debt:			
2024 term loan	$ 200,000	3.26%	2.0 years
2027 term loan	430,000	2.68%	4.9 years
Senior Unsecured Notes	400,000	3.12%	9.3 years
Revolving credit facility[1]	147,000	1.41%	3.9 years
Total unsecured debt	1,177,000	2.77%	5.8 years
Gross debt	1,177,000	2.77%	5.8 years
Less: cash & cash equivalents	(14,255)		
Less: restricted cash available for future investment	—		
Net debt	1,162,745		
Equity:			
Preferred stock	—		
Common stock & OP units (131,705,540 shares @ $25.30/share as of 3/31/22)[2]	3,332,150		
Total equity	3,332,150		
Total enterprise value ("TEV")	$ 4,494,895		
Net Debt / TEV	25.9%		
Net Debt / Annualized Adjusted EBITDAre	4.6x		

1. The Company's revolving credit facility provides a maximum aggregate initial original principal amount of up to $600 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to an additional $600 million.
2. Common equity & units as of March 31, 2022, based on 131,151,693 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.

6 Supplemental Financial and Operating Information | As of March 31, 2022 ESSENTIAL PROPERTIES

Supplemental Financial and Operating Information | As of March 31, 20227 Net Investment Activity Investment Summary 1. Includes investments in mortgage loans receivable. 2. Cash ABR for the first full month after the investment divided by the gross investment in the property plus transaction costs. 3. GAAP rent and interest income for the first twelve months after the investment divided by the gross investment in the property plus transaction costs. 4. As a percentage of cash ABR for the quarter. 5. Includes investments in mortgage loan receivables collateralized by more than one property. 6. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. Investments1 2Q’20 3Q’20 4Q’20 1Q’21 2Q'21 3Q'21 4Q'21 1Q’22 Number of Transactions 11 19 33 22 34 31 55 23 Property Count 13 50 108 74 94 85 96 105 Avg. Investment per Unit (in 000s) $2,870 $2,866 $2,218 $2,650 $2,354 $2,676 $3,230 $2,187 Cash Cap Rates2 7.4% 7.1% 7.1% 7.0% 7.1% 7.0% 6.9% 7.0% GAAP Cap Rates3 8.1% 7.9% 7.7% 7.9% 7.8% 7.9% 7.8% 7.8% Master Lease %4,5 68% 79% 89% 79% 83% 80% 59% 83% Sale-Leaseback %4,6 100% 92% 88% 85% 88% 84% 96% 100% % of Financial Reporting4 100% 100% 100% 100% 100% 100% 98% 100% Rent Coverage Ratio 4.3x 2.8x 3.6x 3.0x 2.7x 2.8x 3.0x 3.3x Lease Term Years 16.7 17.6 16.3 16.1 13.5 16.4 16.3 15.0 $42,369 $148,877 $244,078 $197,816 $223,186 $230,755 $322,203 $237,795 $0 $40,000 $80,000 $120,000 $160,000 $200,000 $240,000 $280,000 $320,000 $360,000 In v e s tm e n t A c ti v it y ( $ 0 0 0 s )

Supplemental Financial and Operating Information | As of March 31, 20228 Net Investment Activity Disposition Summary 1. Includes the impact of transaction costs. 2. Gains/(losses) based on our initial purchase price. 3. Cash ABR at time of sale divided by gross sale price (excluding transaction costs) for the property. 4. Property count excludes dispositions of undeveloped land parcels or dispositions where only a portion of the owned parcel is sold. 5. Excludes properties sold pursuant to an existing tenant purchase option. Dispositions 2Q’20 3Q’20 4Q’20 1Q’21 2Q'21 3Q'21 4Q'21 1Q’22 Realized Gain/(Loss)1,2 29.5% (4.5%) (10.2%) 4.5% (7.3%) 29.8%5 7.5% 0.4% Cash Cap Rate on Leased Assets3 6.8% 7.0% 7.4% 7.1% 7.1% 6.5%5 6.0% 7.1%5 Leased Properties Sold4 3 11 21 15 6 11 2 6 Vacant Properties Sold4 -- 3 2 1 1 -- -- -- Rent Coverage Ratio 1.3x 2.2x 2.3x 1.8x 1.8x 1.2x 0.0x 2.5x5 $3,420 $19,595 $39,042 $25,197 $19,578 $10,089 $4,466 $18,443 $0 $10,000 $20,000 $30,000 $40,000 D is p o s it io n A c ti v it y ( $ 0 0 0 s )1

Supplemental Financial and Operating Information | As of March 31, 20229 Portfolio Summary Portfolio Highlights Investment Properties (#)1 1,545 Square Footage (mm) 14.3 Tenants (#) 323 Concepts (#) 461 Industries (#) 16 States (#) 46 Weighted Average Remaining Lease Term (Years) 13.9 Triple-Net Leases (% of Cash ABR) 94.6% Master Leases (% of Cash ABR) 62.1% Sale-Leaseback (% of Cash ABR)2,3 84.6% Unit-Level Rent Coverage 3.8x Unit-Level Financial Reporting (% of Cash ABR) 98.6% Leased (%) 100.0% Top 10 Tenants (% of Cash ABR) 19.2% Average Investment Per Property ($mm) $2.3 Total Cash ABR ($mm) $257.9 1. Includes 179 properties that secure mortgage loans receivable. 2. Exclusive of our Initial Portfolio. 3. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. As of March 31, 2022

Portfolio Summary

Tenant and Industry Diversification

Top 10 Tenants

Top 10 Tenants[1]	Properties[2]	% of Cash ABR
Equipment Share	28	3.3%
Captain D's	75	2.0%
Whitewater Express	16	1.9%
Cadence Education	23	1.9%
festival foods	5	1.8%
Mammoth Holdings	17	1.7%
Mister	13	1.7%
Spare Time Entertainment	6	1.7%
Track Family Fun Parks	9	1.6%
The Nest Schools	17	1.5%
Top 10 Tenants	209	19.2%
Total	1,545	100.0%

Diversification by Industry

Tenant Industry	Type of Business	Cash ABR ($'000s)	% of Cash ABR	# of Properties[2]	Building SqFt	Rent Per SqFt[3]
Early Childhood Education	Service	$ 36,232	14.1%	164	1,740,517	$ 20.69
Quick Service	Service	33,210	12.9%	415	1,142,206	29.38
Car Washes	Service	29,530	11.5%	100	528,299	55.90
Medical / Dental	Service	29,512	11.4%	176	1,212,184	24.38
Automotive Service	Service	22,619	8.8%	173	1,109,172	20.24
Casual Dining	Service	15,792	6.1%	99	574,989	26.81
Convenience Stores	Service	15,045	5.8%	134	524,676	28.82
Equipment Rental and Sales	Service	11,109	4.3%	45	812,666	13.20
Family Dining	Service	5,700	2.2%	37	244,706	23.29
Pet Care Services	Service	5,405	2.1%	48	395,905	14.99
Other Services	Service	5,312	2.1%	24	292,129	18.81
Service Subtotal		$ 209,466	81.2%	1,415	8,577,448	$ 24.48
Entertainment	Experience	14,337	5.6%	33	900,786	16.86
Health and Fitness	Experience	11,401	4.4%	28	1,045,772	10.19
Movie Theatres	Experience	4,175	1.6%	6	293,206	14.24
Experience Subtotal		$ 29,913	11.6%	67	2,239,764	$ 13.34
Grocery	Retail	9,610	3.7%	28	1,341,200	7.17
Home Furnishings	Retail	2,048	0.8%	4	217,339	9.42
Retail Subtotal		$ 11,659	4.5%	32	1,558,539	$ 7.48
Building Materials	Industrial	3,801	1.5%	23	1,257,017	3.02
Other Industrial	Industrial	3,026	1.2%	8	628,019	4.82
Industrial Subtotal		$ 6,827	2.6%	31	1,885,036	$ 3.62
Total		$ 257,863	100.0%	1,545	14,260,787	$ 18.10

1. Represents tenant, guarantor or parent company.
2. Property count includes 179 properties that secure mortgage loans receivable.
3. Calculation excludes properties with no annualized base rent and properties under construction.

10

Supplemental Financial and Operating Information | As of March 31, 2022

ESSENTIAL PROPERTIES

Supplemental Financial and Operating Information | As of March 31, 202211 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% C C C + B - B B + B B - B B B B + B B B - B B B B B B + A - A A + A A - % o f C a s h A B R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 2 0 2 7 2 0 2 8 2 0 2 9 2 0 3 0 2 0 3 1 2 0 3 2 2 0 3 3 2 0 3 4 2 0 3 5 2 0 3 6 2 0 3 7 2 0 3 8 T h e re a ft e r % o f C a s h A B R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR 32.6% Portfolio Summary Portfolio Health Tenant Financial Reporting Requirements % of Cash ABR by Unit-Level Coverage Tranche1 Unit-Level Coverage by Lease ExpirationUnit-Level Coverage by Tenant Credit2 Note: ‘NR’ means not reported. 1. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases. 2. The chart illustrates the portions of annualized base rent as of March 31, 2022 attributable to leases with tenants having specified implied credit ratings based on their Moody’s RiskCalc scores. Moody’s equates the EDF scores generated using RiskCalc with a corresponding credit rating. Reporting Requirements % of Cash ABR Unit-Level Financial Information 98.6% Corporate-Level Financial Reporting 98.8% Both Unit-Level and Corporate-Level Financial Information 98.5% No Financial Information 1.1% Rent Coverage Ratio (x) Rent Coverage Ratio (x) ≥ 2.00x 73.8%Not Reported 1.3% 1.50x to 1.99x 10.2% 1.00x to 1.49x 6.7% < 1.00x 8.0%

Leasing Summary
Leasing Expiration Schedule, Leasing Activity and Statistics

Annual Lease Expiration by Cash ABR

Year[1]	Cash ABR	% of Cash ABR	# of Properties[2]	Wgt. Avg. Coverage[3]
2022	492	0.2%	5	3.0x
2023	1,490	0.6%	16	2.9x
2024	4,815	1.9%	47	5.4x
2025	2,346	0.9%	20	2.1x
2026	3,303	1.3%	22	2.3x
2027	7,762	3.0%	83	2.6x
2028	4,088	1.6%	13	1.7x
2029	5,703	2.2%	78	4.3x
2030	4,388	1.7%	48	6.7x
2031	14,886	5.8%	88	2.9x
2032	9,310	3.6%	38	5.4x
2033	8,249	3.2%	27	3.4x
2034	26,801	10.4%	207	5.9x
2035	14,391	5.6%	98	3.2x
2036	39,762	15.4%	181	3.5x
2037	12,939	5.0%	76	9.3x
2038	13,148	5.1%	81	2.2x
2039	21,446	8.3%	111	3.8x
2040	32,403	12.6%	161	2.8x
2041	20,972	8.1%	112	2.5x
Thereafter	9,167	3.5%	33	2.6x
Total	$257,863	100.0%	1,545	3.8x

Leasing Activity – Trailing 12 Months

$(000)s	Lease Renewals	Terminated Leases Re-Leased Without Vacancy	Terminated Leases Re-Leased After Vacancy	Total Leasing
Prior Cash ABR	$ 212	$ 404	2,770	$ 3,386
New Cash ABR[4]	214	720	1,653	2,585
Recovery Rate	100.0%	178.2%	59.7%	76.3%
Number of Leases	1	7	13	21
Average Months Vacant	—	—	4.5	—
% of Total Cash ABR[5]	0.1%	0.3%	0.6%	1.0%

Leasing Statistics

Vacant Properties at December 31, 2021	1
Expiration Activity	—
Lease Termination	+2
Vacant Property Sales	—
Lease Activity	-3
Vacant Properties at March 31, 2022	0

1. Expiration year of contracts in place as of March 31, 2022, excluding any tenant option renewal periods that have not been exercised.
2. Property count includes 179 properties that secure mortgage loans receivable.
3. Weighted by cash ABR as of March 31, 2022.
4. New cash ABR reflects full lease rental rate without giving effect to free rent or discounted rent periods.
5. New cash ABR divided by total cash ABR as of March 31, 2022.

12 Supplemental Financial and Operating Information | As of March 31, 2022 ESSENTIAL PROPERTIES

Supplemental Financial and Operating Information | As of March 31, 202213 Leasing Summary Same-Store Analysis Same-Store Portfolio: All properties owned, excluding new sites under construction, for the entire same-store measurement period, which is December 31, 2020, through March 31, 2022. The same- store portfolio for 1Q’22 is comprised of 1,096 properties and represents 68% of our total portfolio as measured by contractual cash rent and interest divided by our cash ABR at March 31, 2022. Contractual Cash Rent: The amount of cash rent and interest our tenants are contractually obligated to pay per the in-place lease or mortgage as of March 31, 2022; excludes 1.) percentage rent that is subject to sales breakpoints per the lease and 2.) redevelopment properties in a free rent period. Defined Terms Same-Store Portfolio Performance Contractual Cash Rent ($000s) % Type of Business 1Q’22 1Q’21 Change Service $ 36,443 $ 35,813 1.8% Experience 5,369 5,150 4.2% Retail 1,220 1,208 1.0% Industrial 950 937 1.4% Total Same-Store Rent $ 43,982 $ 43,108 2.0%

Supplemental Financial and Operating Information | As of March 31, 202214 Leasing Summary Lease Escalations 1. Based on cash ABR as of March 31, 2022. 2. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Lease Escalation Frequency Lease Escalation Type Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1,2 Annually 79.5% 1.6% Every 2 years 1.5 1.5 Every 3 years 0.5 0.2 Every 4 years 0.3 1.0 Every 5 years 11.5 1.9 Other escalation frequencies 4.2 1.2 Flat 2.5 0.5 Total / Weighted Average 100.0% 1.5% Contractual Fixed 94.0% CPI 3.5% Flat 2.5%

Supplemental Financial and Operating Information | As of March 31, 202215 Glossary Supplemental Reporting Measures FFO, Core FFO and AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We also disclose funds from operations (“FFO”), core funds from operations (“Core FFO”) and adjusted funds from operations (“AFFO”), each of which is a non-GAAP financial measures. We believe these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions). We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include items like certain transaction related gains, losses, income or expense or other non-core amounts as they occur. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain items that we believe are not indicative of our operating performance, including straight- line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization and non-cash charges, capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We believe that AFFO is an additional useful supplemental measure for investors to consider to assess our operating performance without the distortions created by non-cash and certain other revenues and expenses. FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities, and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Supplemental Financial and Operating Information | As of March 31, 202216 Glossary Supplemental Reporting Measures We also present our earnings before interest, taxes and depreciation and amortization for real estate (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA and EBITDAre We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance, exclusive of certain non-cash and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, the should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. Net Debt We calculate our net debt as our gross debt (defined as total debt plus net deferred financing costs on our secured borrowings) less cash and cash equivalents and restricted cash available for future investment. We believe excluding cash and cash equivalents and restricted cash available for future investment, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI We compute NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight- line rental revenue and other amortization and non-cash charges. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, our computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Supplemental Financial and Operating Information | As of March 31, 202217 Glossary Supplemental Reporting Measures Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We further adjust EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all re-leasing, investment and disposition activity that took place during the quarter had been made on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and iii) to eliminate the impact of lease termination or loan prepayment fees and contingent rental revenue from our tenants which is subject to sales thresholds specified in the lease. We then annualize these estimates for the current quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates. Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on our mortgage loans receivable as of that date. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. Initial Portfolio Initial Portfolio means our acquisition of a portfolio of 262 net leased properties on June 16, 2016, consisting primarily of restaurants, that were being sold as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs). GAAP Cap Rate GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property. Cash Cap Rate Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property. Disclaimer Essential Properties Realty Trust, Inc. and the Essential Properties Realty Trust REIT are not affiliated with or sponsored by Griffin Capital Essential Asset Operating Partnership, L.P. or the Griffin Capital Essential Asset REIT, information about which can be obtained at (https://www.gcear.com).